UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4
TO FORM SB-2 on FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(AMENDMENT NUMBER FOUR)

AMBER OPTOELECTRONICS INC.

(Name of small business issuer in its charter)

    Delaware

          3663

              N/A

_________________________ _________________________ _____________________________

      State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer Identification No.)

         incorporation or organization

        Classification Code Number)

2283 Argentia Road, Unit 10, Box 8 Mississauga ON L5N 5Z2, Canada

905 824 5306 X 203  Fax 780 665 6194

(Address and telephone number of principal executive offices)

Richard S. Lane, 200 East 71 Street, New York, NY 10021, 212-737-8454

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.      X

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Total Common Shares $0.001 par value (1)	25,728,850	$.05	$1,286,442.50	$50.56

The above $.05 offering price per share is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o).

OUR COMMON STOCK IS NOT TRADED ON ANY NATIONAL EXCHANGE.

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Table of Contents

PROSPECTUS

PART I – INFORMATION REQUIRED IN PROSPECTUS

BUSINESS SECTION

SECURITIES

BUSINESS DEVELOPMENT

BUSINESS OF ISSUER

THE COMPANY’S CURRENT AVAILABLE TECHNOLOGY

RECENT DEVELOPMENTS

REGULATIONS

EMPLOYEES

CURRENT ACTIVE CLIENT BASE

BUSINESS OVERVIEW

REPORTS TO SECURITY HOLDERS

RISK FACTORS RELATED TO OUR BUSINESS

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

PLAN OF OPERATIONS

SECURITY OWNERSHIP OF MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HOLDERS

PENNY STOCK CONSIDERATIONS

DIVIDENDS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

AVAILABLE INFORMATION

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

UNDERTAKINGS

LEGAL PROCEEDINGS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

GENERAL

LIQUIDITY AND CAPITAL RESOURCES

RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATE

REVENUE RECOGNITION

CONTROLS AND PROCEDURES

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

GENERAL

LIQUIDITY AND CAPITAL RESOURCES

RESULTS OF OPERATIONS

USE OF ESTIMATE

REVENUE RECOGNITION

INTEREST OF NAMED EXPERTS AND COUNSEL

FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2007

EXHIBITS

3.1  CERTIFICATE OF INCORPORATION

3.2  BY-LAWS OF THE COMPANY

5.1  OPINION OF COUNSEL – FEBRUARY 11, 2008

5.2  OPINION OF COUNSEL – FEBRUARY 13, 2008

5.3  OPINION OF COUNSEL – MARCH 12, 2008

5.4  OPINION OF COUNSEL, SECONDARY OFFERING  – MARCH 12, 2008

10.1  AMBER OPTOELECTRONICS – LICENSING RIGHTS

10.2  AMBER OPTOELECTRONICS – PURCHASE ORDERS & LETTERS OF INTENT

10.21 Purchase Orders

10.22  Letters of Intent

10.3  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

23.1  INDEPENDENT AUDITORS CONSENT

23.2  INDEPENDENT AUDITORS LETTER

SIGNATURES

Table of Contents

  PROSPECTUS
  Part I – Information Required in Prospectus
  Business Section
  Securities
    Business Development
    Business of Issuer
    The Company’s Current Available Technology
    Recent Developments
    Regulations
    Employees
    Current Active Client Base
    Business Overview
    Reports to Security Holders
  RISK FACTORS RELATED TO OUR BUSINESS
  RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK
    Plan of Operations
    Security Ownership of Management
    Security Ownership of Certain Beneficial Owners.
    Executive Compensation
    Certain Relationships and Related Transactions
    Holders
    Penny Stock Considerations
    Dividends
    Disclosure of Commission Position on Indemnification for Securities Act Liabilities
      Other Expenses of Issuance and Distribution
  AVAILABLE INFORMATION
  Part II – Information Not Required in Prospectus
    Indemnification of Directors and Officers
    Undertakings
    Legal Proceedings
    Changes in and Disagreements with Accountant
  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
  TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005
    General
    Liquidity and Capital Resources
    Results of Operations
    Critical Accounting Policies
    Use of Estimate
    Revenue Recognition
    Controls and Procedures
  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
    General
    Liquidity and Capital Resources
    Results of Operations
    Use of Estimate
    Revenue Recognition
  INTEREST OF NAMED EXPERTS AND COUNSEL
  Financial Statements
    CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    3.1   Certificate of Incorporation
  RICHARD S. LANE
      5.2   Opinion of Counsel – February 13, 2008
  RICHARD S. LANE
  RICHARD S. LANE
  RICHARD S. LANE
      10.1   Amber Optoelectronics – Licensing Rights
       10.2   Amber Optoelectronics – Purchase Orders & Letters of Intent
        10.22   Letters of Intent
      23.2   Independent Auditors Letter
    SIGNATURES

  PROSPECTUS

  AMBER OPTOELECTRONICS INC.

  2283 Argentia Road, Unit 10, Box 8

  Mississauga ON L5N 5Z2, Canada

  Tel: (905-824-5306)  Fax: 780-665-6194

  PROSPECTUS SUMMARY

  THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND THE NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING “RISK FACTORS” (“Page 5”) AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT DECISION.

  INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.  SEE "RISK FACTORS" COMMENCING ON PAGE 5  FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS,. THE COMMON SHARES BEING REGISTERED IS NOT LISTED ON ANY NATIONAL SECURITIES MARKET.

  _____________________________________

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  _____________________________________

  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS  IS  INCLUDED  IN  THE  REGISTRATION  STATEMENT  THAT  WAS  FILED  BY AMBER OPTOELECTRONICS INC.., WITH THE  SECURITIES  AND  EXCHANGE  COMMISSION.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

  Part I – Information Required in Prospectus

  Business Section

  Securities

  This offering is being made, pursuant to Rule 415 (a) (I) (Refer to Exhibit 5.4) and limited to the shares being offered on behalf of the selling shareholders. Amber Optoelectronics Inc. will not receive any proceeds from this offering   The shareholders have no relationship to the issuer and the only selling shareholder that we know of, at this time, is Mr. Dick Lane.  Mr. Dick Lane has communicated his intentions to us and details are provided in  Exhibit 5.4).

  Business Development

  In the early portion of 2006 Mei Pao Optoelectonics Inc., specializing in producing the 7, 13 and 15 inch flat screens for computers and experiencing financial difficulties ceased operations. In late August  2006 having available the Back-Light and Prism patented technology for flat screens for computers and televisions, Jack Chen registered Amber Optoelectronics Co. Ltd. in Taiwan. As Mei Pao did not declare bankruptcy, receivership, or any such similar procedure, the assets of Mei Pao Optoelectronics Inc. were purchased and transferred to Amber Optoelectronics Co. Ltd.. Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Amber Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co. Ltd.  As part of that exchange, shareholders transferred their shares and assigned to the Registrant, all of Amber Optoelectronics Co. Ltd. assets which included inventory, products and existing contracts. As a result of the exchange agreement, Amber Optoelectronics Co. Ltd. with production operation situated at  No.  7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan  became  a wholly owned subsidiary of the Registrant.

  When the need for short term or long term financing arises the Company’s plans in this regard are to seek loans, debt, or equity financings to cover both short term or long-term cash needs to continue operations and expansion. Although the Company cannot accurately predict the precise timing of its future capital expenditures, the Company estimates that it will need to expend over $2,500,000, short-term primarily for the development of injection molding equipment.

  Business of Issuer

  Amber Optoelectronics Inc. with the core technology derived from the YI Hsiang Plastics Co. and Yeh-He Lo Patents, will use this  process to produce key components for 15”, 17”, 19”, 26”, 36” and 42”  Liquid Crystal Display flat screens for computers, televisions and DVD’s.  As part of its manufacturing process, the company will utilize a number of the Patents regarding the core technology to apply the backlighting components.  Amber Optoelectronics Inc only supplies the component parts to manufacturing companies and has no retail outlets.

  The Company’s Current Available Technology

  The Company will produces the Back/Light Modules for LCD displays which  consists of Reflection Film, Light Guiding Plate, Diffusion film, Brightness Enhancer Prism Film, and the outside frame. Next only to the Color Filter Panel, the Back/Light Module that is used to change the light direction, enhancing panel brightness to guarantee even brightness and light mixture. The Prism in the Back/Light Module performs the light refraction to the panel which promotes brightness. The optical material mentioned above accounts for 60-70% of the module raw material.

  Recent Developments

    i)  Purchase Orders have been signed and accepted by Amber Valued at $41,400,000.00 US (Refer to Exhibit 7.1).

   ii)  Amber has accepted Letters of Intent valued at $92,000,000+ USD (Refer to Exhibit 7.2)

  iii)  Amber and Visionary Investments have entered into a monetary agreement for a Product Awareness Campaign for a period of  One Year for the sum of $60,000.00 USD (Refer to Exhibit 8.0) .

  iv)  In February 2008 the company moved into larger quarters located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan.

  Regulations

  The Company is not in a position or industry, which requires any government approval.

  Employees

  The Company currently employs 32 full-time plus has available 18 part-time employees when needed

  Current Active Client Base

  All clients are component producers of finished products to the retail market.  Amber Optoelectronics Inc. has a number of clients in its database.  A representative sample is included and Amber Optoelectronics is not dependent on any one or a few listed  as no single project or client has represented more than 5% of Amber's total revenue in any given period, there is no dependence on a specific client or business segment. Further, sudden loss of a customer appears to be a very remote possibility, and even a large purchase order would unlikely pose a material risk to Amber or its subsidiaries.

  Tsinghua Tongfang Co. Ltd.  Shulin City, Taiwan

  Founder Electronics. Beijing, China

  Well Vision Co. Ltd. Taipei City, Tiawan

  Clevo Co. Sun Chung City, Taipei, Taiwan

  Everspring Industry Co. Ltd.  Kweishan, Taiwan

  Image Power Technology Corp. Jubei City, Taiwan

  Advanced Technology Solutions Taipei, Taiwan

  Sharp Group. Osaka, Japan

  Haier Group Co. Ltd.  Qingdao, China

  Chi Mei Optoelectronics Corp.  Tainan, Taiwan

  Business Overview

  Amber Optoelectronics Inc. (“the Company”) has been granted the licensing rights to manufacture proprietary plastic film and Liquid Crystal Display products necessary in the assembly of television and computer display screens (Refer to Exhibits 6.0 – Licensing Rights).  Amber Optoelectronics Co. Ltd. is the company that operates the manufacturing facilities and is a wholly owned subsidiary of Amber Optoelectronics Inc. The Company does not supply the consumer marketplace and only markets its products to  manufacturers of  televisions and computer products.

  Amber Optoelectronics Inc. has not identified any mergers or acquisitions at this time.

  Subsequent to the previous SB-2 filing, the management of the Company amended the Statements of Income and Cash Flows to recognize gain of settlement of debts for $1,020,816 and gain on asset disposal for $387,351 for the nine months ended September 30, 2007.

  Reports to Security Holders

  Prior to this filing, we have not been required to deliver annual reports to our security holders. To the extent that we are required to deliver annual reports to security holders through our status as a reporting company, we will deliver annual reports. Upon completion of this Form SB – 2, we intend to file annual and quarterly reports with the Commission. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the SEC’s

  Public Reference Room by calling the SEC at 1-800-SEC-0330.  We will be an electronic filer and the SEC maintains an Internet Site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be viewed at http://www.sec.gov/.

  RISK FACTORS RELATED TO OUR BUSINESS

  The Company is subject to various risks that may materially harm its business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase the Company’s common stock. If any of these risks or uncertainties actually occurs, the Company’s business, financial condition or operating results could be materially harmed. In that case, the value of  the Company’s common stock could decline and you could lose all or part of your investment.

  The Company could face competition from other companies operating in the Back/Light Module for LCD screens. The LCD industry is highly competitive and is characterized by constant technological innovations.

  The Company is unable to forecast continued revenues with certainty because of the unknown demand from consumers for its product. If demand for the Company’s products should decline, raw material costs could increase, revenues may be lower than expected and/or marketing expenses higher than anticipated, either of which will increase the time and capital the Company needs to achieve a profitable level of operations.

  New And Existing Competition May Gain Market Share and Limit The Company’s Potential Growth. The Company has great concern about competing firms entering its target markets. The Company recognizes tremendous value in being the first-to-market in many different geographical areas and market verticals especially since most of the location contracts are long-term in nature. There is no assurance that new or existing competitors will not adversely affect the Company’s’ business.

  RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

  You should carefully consider the risks described below in addition to the other information in this prospectus  before making an  investment  decision.  Investment in the securities offered here involves certain risks and is suitable only for investors who can afford a complete loss of their investment.

  YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

  As of the date of this registration statement, there is no public market for our common stock. There can be no assurance that a meaningful trading market will develop. We make no representation about the value of our common stock. Following  this offering,  the market  price for our  common  stock may be volatile  depending on various  factors,  including the general  economy,  stock market conditions,  announcements by us or our competitors,  fluctuations in our operating results or for undeterminable  reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained and you may lose all or part of your investment.

  We arbitrarily set the offering price of the shares in this offering.  The price bears no relation to our book value, net worth, assets or any other financial criteria.  In no event should the offering price be regarded as an indicator of any future market price of our securities. You may lose all or part of your investment if the offering price is higher than the future market price of our shares.

  FUTURE SALES BY EXISTING STOCKHOLDERS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

  If any of our stockholders sell a large number of our common stock, the market price of the common stock could decline significantly.  Further, the perception in the public market that our existing stockholders might sell their shares of common stock could depress the market price of the common stock.

  OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

  Prior to this offering, there was no public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock could experience, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

  v

  WE WILL NOT PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

  We have never declared or paid any cash dividends on our common stock.  For the  foreseeable  future,  we intend to  retain any earnings  to  finance  the development and expansion of our business,  and we do not anticipate  paying any cash dividends on our common stock.  Any future  determination  to pay dividends will be at the  discretion of the board of directors and will be dependent  upon then  existing  conditions,  including  our  financial  condition and results of operations, capital requirements,  contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

  PENNY STOCKS ARE SUBJECT TO SPECIFIC REGULATIONS AND CAVEATS.

  We are not listed on any stock exchange at this time. If we become listed, our stock  may be deemed to be a "penny  stock"  which are  subject  to  various regulations  involving  certain  disclosures  to be  given  to you  prior to the purchase of any penny stock.  These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low price securities that do not have a very high trading volume.  Because of this, the price is likely to be volatile and you may not be able to buy or sell the shares when you want.

  Plan of Operations

  Overview

  Costs and expenses associated with preparing and filling this registration statement and other operations of the Company have been paid for by the company. It is the opinion of management, inflation has not and will not have a material effect on the operations of the Company. The Company is in production with clients and purchase orders (Refer to Exhibit 7.1 – Purchase Orders and Exhibit 7.2 – Letters of Intent),  The current production lines have the capacity to produce 30,000 units per month. As demand requires the expansion of the production lines to increase output lines will increase or be add.  Production capacity will increase by 20,000 units a month per line. The overall cost to increase production is minimal as it only requires hiring additional staff to work on the assembly line which is only initiated to fill demand.  All costs for this expansion when required will be covered by purchase orders in hand.

  Description of Property.

  Our principal executive offices are located at 2283 Argentia Road, Unit 10, P.O. Box 8, Mississauga, Ontario, Canada L5N 5Z2, and rented on a month to month basis at a cost of $1250.00 per month.  Our manufacturing facility of 20,000 square feet rented without lease for $2800.00/month on a month to month basis for a term of 36 months is located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan. (see Recent Developments)

  Security Ownership of Management

  The following table sets forth information relating to the beneficial ownership of the Company’s common stock by the Company’s directors and executive officers, and by all the Company's directors as a group, as of February, 2008.

  The name, age, position, term and periods served of the Company’s present officers and directors are set forth in the following table:

Name	Age		Term	Period
Carman McClelland	56	C Chief Executive Officer C	2 yr	January 2007– Present
John Campana	48	President/Director	2 yr	January 2007– Present
George Parselias	42	Secretary/Treasurer	2 yr	January 2007– Present

  All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to electing directors. The Board of Directors appoints officers annually and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

  No director, officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

  The following is a brief summary of the business experience of the foregoing:

  Carman McClelland, B.A., LL.B, Chief Executive Officer

  Carman McClelland graduated from the University of Windsor, Faculty of Law in 1983.  He articled with a Toronto, Bay Street firm that specializes in representing management in employment matters.  In 1987, Carman was elected as the Member of Provincial Parliament for the Riding of Brampton North.  Since 1995, Mr. McClelland has been practicing law in Brampton, Ontario and has, as part of his practice, provided government relations services to a large provincial private sector association as well as medium and small businesses.  Carman supports his community by his active involvement with amateur sports, as a volunteer to various charities and member of his faith community, North Bramalea United Church.  His business contributions include serving as Vice President of the Brampton Board of Trade and Executive Board Member of The Peel Law Association.  As a Director of Amber Optoelectronics  Inc., Mr. McClelland  will afford the board the benefit of his expertise acquired over a long career as a public servant, and as an advisor to business management.

  John Campana, President

  Mr. Campana obtained his Diploma at Ryerson Polytechnical Institute (Ryerson University) - Technical Certifications followed in LAN Switching Technology, VOIP, ATM and Routers. Mr. Campana is a skilled executive who was employed as Vice President Sales and Marketing by Star Navigation Systems Group Inc., a company specializing in aeronautical data transfer via satellite. John was also employed as Vice President of Sales for SolutionInc, a provider of software based technologies for the internet.  From 1996 to 2004, he served as an executive for 3Com Corporation; initially as the Director of Customer Service & Sales, followed by three years as North American Director of Business Development. John has a thorough understanding of the sales cycle, sales process and customer relationship management. These skills, combined with on-the job experience in technology solutions, networking products, software and customer service has honed his executive abilities. John has enjoyed numerous business relationships that span many diversified sectors including government, aerospace, financial, medical and personal growth through education.  As a contributor to our society, John sits on a number of Community Service Boards and is also an Advisor to the School of Business Management, Ryerson University.  As the President of Amber Optoelectronics Inc, Mr. Campana will provide his expertise, business management and relationship skills to ensure corporate success.

  George Parselias, B.A., C.M.A., C.G.A.  Secretary/Treasurer

  Mr. George Parselias holds a Bachelor of Arts in Economics and is a Certified Management Accountant and has his Certified General Accountant designation.  While with a major Canadian financial services company, he was instrumental in creating forecasting and projection models for all business segments and summary five-year projection models.  His success drew him to their US operation where he managed the US lease portfolio, the largest corporate business unit, valued at $250MM in revenues and $400MM in assets.  He turned his attention to Baker Street Technologies, a software development firm that created a web-based supply chain management solution responsible for all operations including financial management and administrative function of the corporation, including finance, planning and budgeting, accounting and reporting, human resources, administration and legal. In 2006 accepted the position of  Secretary Treasurer of Nitar Teck, Corp. As Director of Finance, Mr. George Parselias is responsible for the financial structure of Amber Optoelectronics Inc. and the continued cost alignments and financial activities related to delivering shareholder value and driving profitability.

  Security Ownership of Certain Beneficial Owners.

  The following table sets forth the ownership, as of February 8, 2008, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock or is a  Director, and our an Officer of the company.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  At any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Articles of Incorporation. All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present. The Company’s articles do not provide for cumulative voting or preemptive rights. There are no outstanding options or warrants of any kind for the company's stock.

  Security Ownership of Certain Beneficial Owners Table

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of Class
Common	Carmen McClelland, 202 Main St. N., Brampton, Ontario, Canada L6V 1P1	200,000.8%
Common	John Campana 1348 Watersedge Rd., Mississauga, Ontario, Canada L5J 1A1	200,000	. .8%
Common	George Parselias 3353 Chimo Crt, Mississauga, Ontario, Canada L5B 4C4	200,000	. .8%
Common	Jack C. Chen No. 263, Sec 2, Ganyuan, St. Shulin City, Taipei, Taiwan	9,000,000	38%
Common	Richard Lane 200 East 71st Street, Suite 7C, New York, NY 10021	100,000.4%

    Note: i) Applicable percentages are based upon 25,728,850 shares of common stock outstanding as of February 8, 2008.

  Ownership of “Certain Beneficial Owners” accounts for approximately 41% of common stock outstanding.

  Executive Compensation

  As of February 14, 2008 The Company has not compensated its directors for service on the Board of Directors or any committee thereof other than the shares listed herein.. As of the date hereof, no director or officer has accrued any expenses or compensation up to this time period. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

SUMMARY COMPENSATION TABLE – Officers & Directors
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus (S) (d)	Stock awards (S) (e)	Option awards (S) (f)	Nonequity in- centive plan compensation (S) (g)	Nonqualified deferred compensation earnings (S) (h)	All other compensation (S) (i)	Total (S) (j)
Carman McClelland Chief Executive Officer & Director	2006 2008	nil	nil	200,000	nil	nil	nil	nil	n/a
John Campana President & Director	2006 - 2008	nil	nil	200,000	nil	nil	nil	nil	n/a
George Parselias Sectretary Treasurer & Director	2006- 2008	nil	nil	200,000	nil	nil	nil	nil	n/a

  Note:   Each Officer  & Director will be subject to a yearly review at which time, a new compensation structure will be identified if need be.

  Certain Relationships and Related Transactions

  There are no Relationships and Related Transactions.

  Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

  There is no public trading market for the Company's common stock. As of this filing the Company had issued and outstanding 25,728,850 shares of Common Stock.  No dividends have been declared on the Company’s stock, nor does the Company foresee any dividends being declared in the near future.  The Company does not have any equity compensation plans in place as of the date of this registration statement, and has no options, warrants or other convertible securities outstanding to date.

  Holders

  The number of recorded holders of the Company's common stock as of February 08, 2008 is 468.

  Penny Stock Considerations

  Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

  1

  Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

  2

  Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

  3

  Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

  4

  Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

  Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

  Dividends

  We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

  Disclosure of Commission Position on Indemnification for Securities Act Liabilities

  As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person’s conduct was unlawful .under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Amber Optoelectronics Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   Other Expenses of Issuance and Distribution

  The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Amber Optoelectronics, Inc.

Amount (1)
SEC Registration fee	$39.80
Blue Sky fees and expenses	7,000.00
Printing and shipping expenses	250.00
Legal fees	6,500.00
Transfer and Miscellaneous expenses	4,500.00
Total (1)	$18,289.80

  (1) All expenses, except SEC registration fees, are estimated.

  AVAILABLE INFORMATION

  We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

  You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20059.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

  We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Amber Optoelectronics Inc.., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

  Part II – Information Not Required in Prospectus

  Indemnification of Directors and Officers

  Paragraph Seventh of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  Article VI of the Company’s Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

  Undertakings

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

  The undersigned registrant hereby undertakes to:

  (1)   File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

       (i)      Include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)

  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

  (iii)

  Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately.

  (2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

  (3)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Amber Optoelectronics, Inc.  pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Legal Proceedings

  Amber Optoelectronics Inc. the Delaware Corporation and its wholly owned subsidiary Amber Optoelectronics Co. Ltd. based in Taiwan are not nor have been a party to any pending legal proceedings and no such action has been  been filed or threatened against Amber Optoelectronics Inc.  All reference in this document to Yi Shiang Plastics. and Mei Pao Optoelectronics are historical facts which are only  related to Amber Optoelectronics Inc or  Amber Optoelectronics Co. Ltd. as to the development and source of the technology used in the process of the product.

  Changes in and Disagreements with Accountant

  There has been no disagreement with accountants.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

  The information presented here should be read in conjunction with Amber Optoelectronics Inc. unaudited financial statements and related notes for the nine months ended September 30, 2007 and 2006 respectively.

  General

  Liquidity and Capital Resources

  At December 31, 2006, the Company had current assets and liabilities totaling $1,534,887 and $2,502,730, respectively, this resulted in a working capital deficit of $967,843. Currently, its significant shareholders are

  x

  financing the Company’s operations. The Company has incurred a net loss during the current fiscal year of $1,464,020 but does not anticipate this to continue into future fiscal years. Included in the net loss incurred during the current year was a one-time expense of $1,405,230, which accounted for almost the entire amount of the net loss.

  Results of Operations

  Year ended December 31, 2006 vs. the year ended December 31, 2005.

  Net sales for the year ended December 31, 2006 was $7,492,750 versus net revenues of $5,581,004, an increase year-over-year of $1,911,746, or 34%. The increase was driven by aggressively trying to increase market share and geographic footprint to gain additional customer base.

  Our cost of sales for the year ended December 31, 2006 was $7,161,037 compared to $5,172,573 for the year ended December 31, 2005.  The increase of $1,988,464 of cost of revenues was the direct result of the increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.

  Our selling, general and administrative expenses for the year ended December 31, 2006 vs. year ended December 31, 2005 increased  20%, or $61,015, from $298,168 to $359,183 due to the increase in investment for sales and marketing costs, in order to increase revenues and market share. General and administrative expenses were comparable on a year-over-year basis.

  Non-operating income for the year ended December 31, 2006 decreased to $5,235 versus non-operating income of $25,420 during the same period ended December 31, 2005. Primary reason is attributed to one-time gain on sale of certain non-operating fixed assets that resulted in a one-time gain of almost $15,000.

  Non-operating expenses for the year ended December 31, 2006 increased to $36,555 versus non-operating expenses of $8,582 during the same period ended December 31, 2005. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $26,563.

  During the year ended December 31, 2005, we incurred a tax provision for income taxes of $32,444 as compared to the year ended December 31, 2006 where there was no provision required. Taxable pre-tax income for the current year ended December 31, 2006 was a loss of $1,464,020 resulting in no income tax provision. The previous year ended December 31, 2005 had pre-tax income of $127,101 which required the booking of in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets the tax provision.

  Accordingly, for the year ended December 31, 2006, we incurred a net loss of $1,464,020 versus a net income after income tax provision of $94,657 for the year ended December 31, 2005.  The majority of the increase in net loss in the current year was driven by significant increase in operating costs and a one-time expense item of $1,405,230 that was recorded due to theft by one of the Company’s former employee’s. In the early part of fiscal 2006, the operating company, YI Shiang Plastics, changed its corporate name to Mei Pao Optoelectonics Inc. During the transition period the Accountant of the aforementioned precursor companies illicitly transferred a Letter of Credit in the amount of $1,405,230 away from the Company’s bank account and into his own. The Director’s of the newly formed entity, Amber Optoelectronics Co. Ltd., a company based in Taiwan, personally agreed to indemnify the company and its suppliers. Amber Optoelectronics Inc., the Delaware based corporation, agreed in principle to assist the Taiwanese company to resolve this matter to the best of their ability.

  Critical Accounting Policies

  Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

  Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

  Use of Estimate

  The preparation of these financial statements in conformity with accounting principles generally accepted and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

  Revenue Recognition

  The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

  Foreign Currency Translation

  The functional currency of the Company is the local currency where the Company operates (Taiwan).  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

  Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in adjustments of $4,878 and $2,672 for the years ending December 31, 2006 and 2005, respectively.  Foreign currency transaction gains resulting from favorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $4,015 and $7,902 in the years ending December 31, 2006 and 2005, respectively, and are shown as separate items in the accompanying consolidated statement of operations. Foreign currency transaction losses resulting from unfavorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $1,342 and $5,059 in the years ending December 31, 2006 and 2005, respectively, and are shown as separate items in the accompanying consolidated statement of operations.

  Recent Accounting Pronouncements

  In December 2004, FASB issued SFAS 153, “Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

  Controls and Procedures

  The Corporation maintains disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of the period covered by this report, the Corporation's Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Corporation's disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, the Corporation's Chief Executive Officer and Chief Financial Officer concluded that the Corporation's disclosure controls and procedures are effective as of the end of the period covered by this report. There were no changes in the Corporation's internal control over financial reporting that occurred during the Corporation's most recent fiscal year end that have materially affected, or are reasonably likely to materially affect, the Corporation's internal control over financial reporting.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

  The information presented here should be read in conjunction with Amber Optoelectronics Inc. audited financial statements and related notes for the twelve months ended December 31, 2006 and 2005.

  General

  Liquidity and Capital Resources

  At September 30, 2007, the Company had current assets and liabilities totaling $416,081 and $383,332, respectively, that resulted in a working capital surplus of $32,749. At this time, no shareholders have contributed towards funding the company. The Company has generated a net income of $1,335,816 during the current fiscal year due to recognition of gains from settlement of debts and asset disposal.  The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.  We do not envision any difficulty in being able to continue operation due to the back-log of purchase orders in hand (Refer to  Exhibit 7.1 – Purchase Orders) .

  Results of Operations

  Nine months ended September 30, 2007 vs. the nine months ended September 30, 2006.

  Net sales for the nine months ended September 30, 2007 was $480,672 versus net sales of $6,982,362, a decrease of $6,501,690 versus the same nine month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favor of new product lines that will lead the company into material profit margins in the current and future fiscal years.

  Our cost of revenues for the nine months ended September 30, 2007 was $366,035, or 76% of net sales compared to $6,527,601, or 94% of net sales for the nine months ended September 30, 2006.  The decrease of $6,161,566 of cost of sales was the direct result of the decrease in net sales of $6,501,690, as the company liquidated inventory and commitments of its existing products during the nine months ended September 30, 2006, and introduced its new product lines during the nine months ended September 30, 2007. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

  Our selling, general and administrative expenses for the nine months ended September 30, 2007 versus the nine months ended September 30, 2006 decreased 192% or by $170,580, to $88,736, from $259,316 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales, marketing initiatives and focus by aligning efforts and expenditures with the new product line launches while building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

  Non-operating income for the nine months ended September 30, 2007 was $1,408,167 versus non-operating income of $54 during the same period ended September 30, 2006. These increases were due to the Company’s recognition of gains from settlement of debts and asset disposal.

  Non-operating expenses for the nine months ended September 30, 2007 increased to $98,708 versus non-operating expenses of $8,371 during the same period ended September 30, 2006. Primary reason is attributed to one-time loss on sale of certain operating assets that resulted in a one-time loss in the current year of $98,708. The main expense driver in the nine month period ended September 30, 2006 was interest expense incurred as the company had short term bank loans in place during the period, loans which were fully repaid in June of 2006.

  During the nine month period ended September 30, 2007, we incurred no tax provision for income taxes as the net income from gains of settlement of debts and asset disposal was offset by the accumulated net loss carried forward. There was a tax provision recorded for the same period a year ago of $16,099 as we had taxable income of $187,128.

  As a result, for the nine months ended September 30, 2007, we generated a net income of $1,335,816 versus a net income of $171,029 for the nine month period ended September 30, 2006.  The major reason for the net income was due to the Company’s recognition of gains from settlement of debts and asset disposal.

  Critical Accounting Policies

  Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

  Use of Estimate

  The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

  Revenue Recognition

  The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.

   In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

  Foreign Currency Translation

  The functional currency of the Company is the local currency where the Company operates (Taiwan).  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

  Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $4,456 and $22,336 for the nine months ending September 30, 2007 and 2006, respectively.  Foreign currency transaction gains resulting from favorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $54 in the nine months ending September 30, 2007 and 2006, respectively, and are shown as separate items in the accompanying consolidated statement of operations. Foreign currency transaction losses resulting from unfavorable exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $0 and $0 in the nine months ending September 30, 2007 and 2006, respectively, and are shown as separate items in the accompanying consolidated statement of operations.

  Recent Accounting Pronouncements

  In December 2004, FASB issued SFAS 153, “Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29”. This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

  INTEREST OF NAMED EXPERTS AND COUNSEL

  The financial statements of Amber Optoelectronics Inc. for the fiscal year ended December 31, 2006, and December 31, 2005, incorporated herein have been so incorporated in reliance upon the report of  Rotenberg & Co., an independent certified public accountant, given upon his authority as an expert in auditing and accounting. Our Security Counsel is Mr. Richard S. Lane, Attorney at Law, New York, NY.

  Financial Statements

  CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

  Financial Statements of

  AMBER OPTOELECTRONICS INC.

  December 31, 2006

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors

   and Stockholders

  Amber Optoelectronics Inc.

  Delaware

  We have audited the accompanying consolidated balance sheets of Amber Optoelectronics Inc.  as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2006.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying consolidated financial statements have been prepared assuming Amber Optoelectronics Inc. will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this matter are described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ Rotenberg & Co., LLP

  Rotenberg & Co., LLP

  Rochester, New York

  October 29, 2007

AMBER OPTOELECTRONICS INC.

Condensed Consolidasted Balance Sheets

	31-Dec-06	31-Dec-05
ASSETS		
Current Assets		
Cash and Cash Equivalents	$ 5,772	$ 93,634
Notes Receivable	-	70,651
Accounts Receivable - Net of Allowance for Doubtful Accounts	-	174,080
Inventories	1,512,508	1,695,822
Prepaid Expenses	1,375	3,355
Other Current Assets	15,232	188,152
Total Current Assets	$ 1,534,887	$ 2,225,694
Property, Plant and Equipment, Net of Accumulated Depreciation	49,741	272,117
Deferred Cost	14,658	18,711
Total Assets	$ 1,599,286	$ 2,516,522
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities		
Bank Loans	$ 1,020,816	$ 283,625
Notes Payable	-	435,001
Advances From Customers	747,567	1,913
Due To Stockholders	734,347	809,758
Accounts Payabale and Accrued Liabilities	-	468,002
Other Liabilities	-	2,266
Total Current Liabilities	$ 2,502,730	$ 2,000,565
Long-Term Liabilities		
Long-Term Debts	$ 298,248	$ 118,270
Total Long-Term Liabilities	$ 298,248	$ 118,270
Shareholders' Equity		
Common Stock, $0.001 par value, 50 millions shares authorized - 9 million issued and outstanding at December 31, 2006 and 2005	$ 9,000	$ 9,000
Additional paid in capital	$ 141,000	$ 291,000
Legal Reserve	9,821	58
Accumulated Other Comprehensive Income	7,550	2,672
Retained Earnings / (Loss)	(1,369,063)	94,957
Total Shareholders' Equity	$ (1,201,692)	$ 397,687
Total Liabilities and Shareholders' Equity	$ 1,599,286	$ 2,516,522

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Consolidated Statements of Stockholders' Equity

For The Twleve Months Ended December 31, 2006

	Number of Shares	Common Stock	Additional Paid in Capital	Legal Reserve	Retained Earnings / (Loss)	Accumulated Other Comprehensive Income	Total Stockholders' Equity
Balance - December 31, 2004	**9,000,000**	**$ 9,000**	**$ 291,000**	**$ —**	**$ 300**	**$ —**	**$ 300,300**
Appropriation for Legal Reserve				58			58
Net Income	—	—	—	—	94,657	—	94,657
Foreign Currency Translation Income	—	—	—	—	—	2,672	2,672
Balance - December 31, 2005	**9,000,000**	**$ 9,000**	**$ 291,000**	**$ 58**	**$ 94,957**	**$ 2,672**	**$ 397,687**
Capital Decrease	—	—	(150,000)		—	—	(150,000)
Appropriation for Legal Reserve	—	—		9,763	—	—	9,763
Net Income / (Loss)	—	—	—		(1,464,020)	—	(1,464,020)
Foreign Currency Translation Income	—	—	—	—	—	4,878	4,878
Balance - December 31, 2006	**9,000,000**	**$ 9,000**	**$ 141,000**	**$ 9,821**	**$ (1,369,063)**	**$ 7,550**	**$ (1,201,692)**

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statement of Operations

	Twelve Months Ended	
	31-Dec-06	31-Dec-05
Sales Revenues	$ 7,790,819	$ 5,816,341
Less: Sales Returns	(295,325)	(233,677)
Less: Sales Allowances	(2,744)	(1,660)
Total Net Sales	$ 7,492,750	$ 5,581,004
Cost of Sales	7,161,037	5,172,573
Gross Profit	$ 331,713	$ 408,431
Selling, General and Administrative Expenses	359,183	298,168
Loss Due To Theft	1,405,230	-
Operating (Loss) Income from Operations	$ (1,432,700)	$ 110,263
Non-Operating Income		
Interest Revenue	287	1,770
Foreign Exchange Gain	4,015	7,902
Other Income	933	15,748
	5,235	25,420
Non-Operating Expernses		
Loss On Sale Of Assets	26,563	-
Interest Expense	8,650	3,523
Foreign Exchange Loss	1,342	5,059
	36,555	8,582
Income (Loss) Before Income Taxes	$ (1,464,020)	$ 127,101
Provision for (Benefit From) Income Taxes	-	32,444
Net (Loss) Income	$ (1,464,020)	$ 94,657
Comprehensive Income		
Foreign Currency Translation Income	4,878	2,672
Total Comprehensive Income (Loss)	$ (1,459,142)	$ 97,329
Net (Loss) Income Per Share - Basic and Diluted	$ (0.16)	$ 0.01
Weighted Average Shares Outstanding - Basic and Diluted	9,000,000	9,000,000

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statement of Cash Flows

	31-Dec-06	31-Dec-05
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Income (Loss)	$ (1,464,020)	$ 94,657
Non-Cash Adjustments		
Depreciation and Amortization Expense	41,928	31,215
Changes in Operating Assets and Liabilities		
Notes Receivable	70,651	(72,240)
Accounts Receivable	174,080	(177,996)
Inventories	183,314	(1,626,555)
Prepaid Expenses	1,980	(3,431)
Other Current Assets	172,920	(171,840)
Pension Fund	-	-
Notes Payable	(435,001)	444,786
Accounts Payable and Accrued Liabilities	(470,268)	438,957
Fees on Deposit	745,654	10,515
Income Taxes Payable	-	33,025
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (978,762)	$ (998,907)
NET CASH FROM INVESTING ACTIVITIES		
Decrease (Increase) in Property, Plant and Equipment	$ (4,387)	$ (11,782)
Decrease (Increase) in Office Equipment	-	(20,418)
Decrease (Increase) in Other Property, Plant and Equipment	(15,637)	(236,475)
Decrease (Increase) in Transportation Equipment	-	-
NET CASH FLOWS FROM INVESTING ACTIVITIES	$ (20,024)	$ (268,675)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Bank Advances and Repayments	$ 737,191	$ 290,005
Increase in Long-Term Debt	179,978	120,931
Stockholder Advances and Repayments	(75,411)	689,936
Cash Dividends	-	(531)
Issuance of Common Stock	-	245,399
NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 841,758	$ 1,345,740
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$ 69,166	$ 2,754
NET CHANGE IN CASH AND CASH EQUIVALENTS	(87,862)	80,912
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,634	12,722
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,772	$ 93,634
SUPPLEMENTAL DISCLOSURES		
Interest Paid, Excluding Capitalized Interest	$ 8,872	$ 3,603
Income Taxes Paid	-	33,173
NON-CASH INVESTING AND FINANCING ACTIVITIES:		
Long-Term Liabilities - Current Portion	$ 123,313	$ 27,924

  The accompanying notes are an integral part of these financial statements.

  AMBER OPTOELECTRONICS INC.

  Notes to Financial Statements

  For The Years Ended December 31, 2006 and 2005

  1.

  Liquidity and Management’s Plans

  The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of ($1,466,020) during the year ended December 31, 2006. Also, the Company has a cash balance of $5,772, a working capital deficit of $967,843 and an accumulated deficit of $1,369,063 at December 31, 2006. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

  The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  2.

  Reporting Entity and its Business Scope
  Amber Optoelectronics Co. Ltd. (“the Company”) was incorporated in August, 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).  As of December 31, 2006, the Company registered its capital for $150,000.  On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc.  All shares and per share amounts have been restated to reflect the reverse acquisition. As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated. The company is engaged in the sale of electronics, electronic materials..

  3.

  Summary of Significant Accounting Policies

  A. Assumptions of Cash Flow Statements
  Cash Flow Statement is comprised of cash and cash equivalents including cash on hand, petty cash, bank deposit, treasury bills purchased with a maturity of three months or less, negotiable certificate of deposit, commercial papers, etc.

  B. Accounts Receivable
  In order to determine the fair value of accounts receivable, a provision is recorded for doubtful accounts to cover estimated credit losses.  Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.  The policy is to evaluate the credit risk of its customers utilizing historical data and estimates of future performance.  Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.

  The Company has policies in place to ensure that sales of products are made to customers with an appropriate credit history or the sales are made on cash basis.  The Company also has a concentration of credit risk due to geographic sales as a majority of its products are marketed and sold in Taiwan.

  C. Inventories
  Inventories are stated at cost based on weighted average method when acquired, and stated at the lower of cost or market value based on gross method at the balance sheet date.

  D. Property, plant and equipment
  Property, plant and equipment are stated at cost. Significant renewals and improvements are treated as capital expenditures.  Maintenance and repairs are charged to expense as incurred.  When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off.  Gains on the disposal of property, plant and equipment are recorded as non-operating income in the accompanying statements of income.  In accordance with ROC Company Law, such gains, net of related income taxes are transferred to capital surplus in the subsequent year.  Losses on the disposal of property, plant and equipment are presented as expenses in the accompanying statements of income.

  Interest expense related to the purchase and construction of property, plant and equipment is capitalized and included in the cost of related assets.

  Depreciation of property, plant and equipment is provided at the straight-line basis using the following useful lives of the respective assets:
  Buildings: 40 years
  Office equipment: 3~12 years
  Other property, plant and equipment: 4~15 years
  Machinery and equipment: 3~15 years

  E. Financial Instruments

  Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

  F.

  Advertising Costs

  Advertising costs are classified as selling expenses and are expensed as incurred.

  G.

  Use of Estimates

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  H.

  Classification of Shipping and Handling Costs

  Shipping costs are reflected in the statement of operations under selling expenses.  These costs relate to those costs incurred by the Company for third party shipping to our customers.

  I.

  Revenue Recognition / Returns

  The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

  J.

  Income Tax
  The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (“SFAS” No. 109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

  K.

  Foreign Currency Translation

  The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of the ROC.  The Company’s functional currency is also NTD. The Company has adopted SFAS 52 in translating financial statement amounts from NTD to the Company’s reporting currency, United States dollars (“US$”). All assets and liabilities are translated at the current rate. The shareholders’ equity accounts are translated at appropriate historical rate. Revenue and expenses are translated at the weighted average rates in effect on the transaction dates.

  Foreign currency gains and losses, if any, are included in the Consolidated Statements of Operations as a component of other comprehensive income.

  L.

  Lease Commitment

  The Company has adopted SFAS No. 13, “Accounting for Leases”. If the lease terms meet one or all of the following four criteria, it will be classified as a capital lease, otherwise, it is an operating lease: (1) The lease transfers the title to the lessee at the end of the term; (2) the lease contains a bargain purchase option; (3) the lease term is equal to 75% of the estimated economic life of the leased property or more; (4) the present value of the minimum lease payment in the term equals or exceeds 90% of the fair value of the leased property. The current lease agreement of the Company does not meet any of the above criteria, so it is classified and recorded as an operating lease.

  M.

  Recently Issued Accounting Standards

  In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152”). This statement amends FASB Statement No. 66 “Accounting for Sales of Real Estate” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 “Accounting for Real Estate Time-Sharing Transactions” (“SOP 04-2”). SFAS 152 also amends FASB Statement No. 67 “Accounting for Costs and Initial Rental operations of Real Estate Projects” to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 153, “Exchanges of No monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No.29 for no monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of no monetary assets that do not have commercial substance. A no monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. This statement has had no effect on the Company.

  In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform and asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for fiscal years that end after December 15, 2005. As such, the Company is required to adopt these provisions for the fiscal year ended December 31, 2005. This statement has had no effect on the Company.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140” (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. This statement has had no effect on the Company.

  In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value , establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This statement has had no effect on the Company.

  In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

  In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended June 30, 2009. The Company is currently evaluating the impact of SFAS 158 on its financial statements.

  N.

  Changes in Accounting Principles and the Effects

  There is no such change in accounting principle and its effects.

  4.

  Contents of Significant Accounts
  (1) Cash and cash equivalents

	December 31, 2006	December 31, 2005
Cash	$4,586	$1,374
Checking accounts	1,186	15,388
Saving accounts	-	68,937
Foreign currency accounts	-	7,935
Total	$5,772	$93,634

  (2) Notes and Accounts Receivable

	December 31,2006	December 31, 2005
Notes receivable	-0-	$70,651
Accounts receivable	-0-	174,080
Total	$0	$244,731

  All notes and accounts receivable mentioned above are not pledged.

  (3) Inventories

	December 31, 2006	December 31, 2005
Merchandise	$16,447	$9,846
Finished goods	120,740	15,350
Raw materials	1,375,321	1,670,626
Scrap and waste	-	-
Total	$1,512,508	$1,695,822

  As of December 31, 2005 and 2006, inventories were not pledged or having insurance coverage.

  (4) Property, plant and equipment

	Cost	Accumulated depreciation	Book value
December 31, 2006
Machinery equipment	$40,890	$6,649	$34,241
Transportation equipment	-0-	-0-	-0-
Office equipment	13,765	1,454	12,311
Other property, plant and equipment	3,827	638	3,189
Total	$58,482	$8,741	$49,741
December 31, 2005
Machinery equipment	40,060	7,865	32,195
Transportation equipment	19,776	4,395	15,381
Office equipment	25,431	3,124	22,307
Other property, plant and equipment	220,892	18,658	202,234
Total	$306,159	$34,042	$272,117

  Depreciation expenses were $56,667 and $29,445 for the year ended December 31, 2006 and 2005, respectively.

  None of the above property, plant and equipment is pledged.

  (5) Short-term Borrowings

	December 31, 2006	December 31, 2005
Short-term loans	$1,020,816	$283,625
Total	$1,020,816	$283,625

  In 2006, the interest rates on the above short-term borrowings ranged from 3.81% ~ 4.15%.

  (6) Long-term Debt

December 31, 2006
Long-term loans payable	$298,248

     Long-term loans in Hua Nan Bank
         Period: October 27, 2005 ~ October 27, 2010

          Interest rate: 5%

             Terms of payment: 5 years, 60 periods, interest totaling $5,894

December 31, 2005
Long-term loans payable	$118,270

  Long-term loans in Hua Nan Bank

     Period: October 27, 2005 ~ October 27, 2010

  Interest rate: 5%, 60 periods, interest totaling $2,543

  (7) Capital Stock

  On July 9, 2007, Amber Optoelectronics Inc., the Shell Company, issued 9,000,000 shares of common stocks to acquire the net assets including current assets and equipment of Amber Optoelectronics Co. Ltd. in Taiwan, especially the technical know-how in plastic extrusion manufacturing for future growth.  Amber Optoelectronics Co. Ltd. in Taiwan is a non-related party to the Shell Company.  This acquisition was accounted for as a reverse acquisition because the Shell Company had no operational activities by itself.  The fair value of the 9,000,000 common stocks issued is deemed to be the same as the fair value of the net assets of Amber Optoelectronics Co. Ltd. in Taiwan.  The net assets acquired included cash for $1,530, other current assets for $ 360, and fixed assets for $7,110.

  As of December 31, 2006, the capital amounted to $150,000, which has been restated to reflect the reverse acquisition of Amber Optoelectronics Inc. based on the issuance of 9,000,000 shares of common stock to the owner of the Amber in Taiwan.

  (8) Legal reserve, unappropriated earnings and dividend policy

  The Company’s articles of incorporation stipulate that the current year’s earnings, if any, shall be distributed in the following order:

  a. Payment of all taxes and dues;

  b. Offset prior year’s operation losses;

  c. Set aside 10% of the remaining amount after deducting items a and b as a legal reserve;

  d. Set aside 10% of the remaining amount after deducting items a, b and c as dividends for stockholders.

  e. After distributing items a, b, c and d above from the current year’s earning, any portion of the remaining amount is allocated as follows: 0.01% as employees’ bonus; and 99.99% as stockholder’s dividends.

  (9) Income Tax

  The income tax expense (benefit) for the year of 2006 and 2005 are summarized as follows :

	December 31, 2006	December 31, 2005
Deferred income tax assets or liabilities
Temporary difference:
Income tax expense:
Income / (Loss) before tax	($1,464,020)	$94,657
Taxable income	-	$94,657
Income tax expense	-	$32,444
Accrued Income tax expense	-	$32,444

   (10) Selling, General and Administrative Expenses

	December 31,2006	December 31, 2005
Payroll expense	$151,036	$170,983
Rent expense	2,733	1,800
Office supplies	9,233	4,198
Traveling expense	477	528
Freight	6,637	17,935
Postage	8,955	1,113
Repairs and maintenance	974	855
Advertisement expense	3,103	950
Insurance	8,257	9,126

Entertainment	27,768	5,323
Taxes	313	320
Depreciation expense	42,450	4,901
Meal	4,052	-
Research and development expense	-	-
Commission	13,101	-
Other expenses	80,094	80,136
Total	$359,183	$298,168

   (11) Transactions with Related Parties

      (a) Names and relationship

Name	Relationship to the Company
Jin-Wan Chen	A director of the Company
Chao-Wen Cheng	A supervisor of the Company
Yi Shian Plastic Co., Ltd	The same director of the Company

          (b) Significant transactions with relates parties

         1. Cash flow with related parties to the Company

2006
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$30,675	December 31	$30,675
Chao-Wen Cheng	$30,675	December 31	$30,675

2005
Name	Maxima Balance	Date	Ended Balance
Jin-Wan Chen	$415,106	December 31	$415,106
Chao-Wen Cheng	$412,868	December 31	$412,868

         2. Sales

           Details of sales with Yi Shian Plastic Co., Ltd during the year of 2006 and 2005 are as follows:

2006		2005
Amount	Percentage	Amount	Percentage
$0	0%	$4,508	2.57%

         3. Receivables

2006		2005
Amount	Percentage	Amount	Percentage
$0	0%	$4,733	61.67%

  (12) Leases

  The Company has a lease agreement for the lease of a manufacturing plant about 12,600 square feet.  The lease is for a ten year term ending in May 2014.

  The minimum lease payments for the years ended 2007 through 2014 are $18,720 per year.

  (13) Commitments and Contingencies

  As of December 31, 2006, there is no such significant commitment or contingencies.

  (14) Subsequent Event

  As Amber Optoelectronics Inc. the shell company has no revenue or expenses for the year ended December 31, 2006, the only difference for the pro forma financial statements is earning / (loss) per share which would have been ($0.15) per share had the reverse acquisition been effected at the beginning of the reporting period as of January 1, 2006.

  CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2007

  Financial Statements of

  AMBER OPTOELECTRONICS INC.

  September 30, 2007

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Balance Sheets
Periods Ended September 30, 2007 and December 31, 2006

	30-Sep-07 (Unaudited)	31-Dec-06 (Audited)
ASSETS		
Current Assets		
Cash and Cash Equivalents	$ 15,546	$ 5,772
Accounts Receivable - Net of Allowance for Doubtful Accounts	9,200	-
Inventories	367,934	1,512,508
Prepaid Expenses	280	1,375
Other Current Assets	23,121	15,232
Total Current Assets	$ 416,081	$ 1,534,887
Property and Equipment - Net of Accumulated Depreciation	105,374	49,741
Deferred Costs	-	14,658
Total Assets	$ 521,455	$ 1,599,286
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities		
Bank Loans and Borrowings	$ -	$ 1,020,816
Advances From Customers	-	747,567
Due To Shareholders	124,000	734,347
Accounts Payable And Accrued Liabilities	259,332	-
Total Current Liabilities	$ 383,332	$ 2,502,730
Other Liabilities		
Long Term Debt	$ -	$ 298,248
Total Liabilities	$ 383,332	$ 2,800,978
Shareholders' Equity		
Common Stock, $0.001 par value, 50 millions shares authorized - 24,728,850 and 9 million issued and outstanding at September 30, 2007 and December 31, 2006	24,729	9,000
Additional paid in capital	125,271	141,000
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	12,005	7,550
Retained Earnings / (Deficit)	(33,703)	(1,369,063)
Total Shareholders' Equity	$ 138,123	$ (1,201,692)
Total Liabilities and Shareholders' Equity	$ 521,455	$ 1,599,286

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statement of Operations

For the Nine Month Periods Ended September 30, 2007 and 2006

	Restated 30-Sep-07 (Unaudited)	30-Sep-06 (Unaudited)
Sales Revenues:	$ 480,672	$ 7,260,954
Less: Sales Returns	-	(275,937)
Less: Sales Allownaces	-	(2,655)
Total Net Sales	$ 480,672	$ 6,982,362
Cost of Sales	366,035	6,527,601
Gross Profit	$ 114,637	$ 454,761
Selling, General and Administrative Expenses	88,736	259,316
Income From Operations	$ 25,901	$ 195,445
Non-Operating Income		
Gain from Settlement of Debts	1,020,816	-
Gain on Asset Disposal	387,351	
Other Income	-	54
	1,408,167	54
Non-Operating Expenses		
Loss on Sales of Assets	98,708	-
Interest Expense	-	8,371
	98,708	8,371
Net Income before Income Taxes	$ 1,335,360	$ 187,128
Provision For Income Taxes	-	16,099
Net Income	$ 1,335,360	$ 171,029
Comprehensive Income		
Foreign Currency Translation Income	4,456	22,336
Total Comprehensive Income	$ 1,339,816	$ 193,365
Net Income Per Share - Basic and Diluted	$ 0.15	$ 0.02
Weighted Average Shares Outstanding - Basic and Diluted	9,000,000	9,000,000

  The accompanying notes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Statements of Cash Flows

Periods Ended September 30, 2007 and 2006

	Restated 30-Sep-07 (Unaudited)	30-Sep-06 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net Income	$ 1,335,360	$ 171,029
Non-Cash Adjustments		
Common Stock Issued in Exchange for Services Rendered by Shareholder	-	(150,000)
Gain on Asset Disposal	(387,351)	(747,330)
Contributed Services by Shareholders	(17,929)	-
Depreciation and Amortization Expense	2,831	56,667
Bad Debt Expense	-	-
Changes in Operating Assets and Liabilities		
Accounts and Notes Receivable	(9,200)	1,126,027
Prepaid Expenses	1,095	1,980
Accounts Payable & Accrued Liabilities	259,332	(782,132)
Inventories	1,144,574	872,576
Other Current Assets	(7,889)	148,230
Deferred Costs	14,658	-
Advances From Customers	(747,567)	745,654
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ 1,587,914	$ 1,442,701
CASH FLOWS FROM INVESTING ACTIVITIES:		
Investment in Capital Assets	(55,000)	(64,000)
NET CASH FROM INVESTING ACTIVITIES	$ (55,000)	$ (64,000)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Repayment from Bank Indebtness	(614,545)	(236,623)
Short-Term Borrowings	-	(227,426)
Long-Term Notes Payable	(298,248)	-
Increase (Decrease) in Common Stock	17,929	-
Increase (Decrease) in Legal Reserve	(17,929)	69,886
Repayment To Shareholders	(610,347)	(809,758)
NET CASH FLOWS FROM FINANCING ACTIVITIES	$ (1,523,140)	$ (1,203,921)
NET CHANGE IN CASH AND CASH EQUIVALENTS	$ 9,774	$ 174,780
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,772	12,722
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 15,546	$ 187,502
SUPPLEMENTAL DISCLOSURES		
Interest Paid	$ —	$ 8,371
Income Taxes Paid	$ —	$ 16,099
Contributed Services by Shareholders	$ —	$ (150,000)
Forgiveness of Bank Indebtedness through Settlement	$ (406,271)	$ —

  The accompanying notes are an integral part of these financial statements.

  AMBER OPTOELECTRONICS INC.

  Notes to Financial Statements

  For The Nine Months Ended September 30, 2007 and 2006

  1.

  Liquidity and Management’s Plans

   The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company ended up with a net income of $1,335,360 due to gains from settlement of debts and asset disposal, during the nine months ended September 30, 2007. Also, the Company has a cash balance of $15,546, a working capital surplus of $32,749 and an accumulated deficit of $33,703 at September 30, 2007. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

  The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  2.

  Reporting Entity and its Business Scope

  Amber Optoelectronics Co. Ltd. (“the Company”) was incorporated in August 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).

  Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co Ltd.  On June 30, 2007, the Company completed the reorganization of its operations with the issuance of the 9,000,000 to the selling shareholders.  On July 9, 2007, the transition of Amber in Taiwan was finalized through recapitalization of the reverse acquisition of Amber Optoelectronics Inc. in order to raise additional equity capital for its operations.  All shares and per share amounts have been restated to reflect the reverse acquisition.

  As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated.

  The company is engaged in the sale of electronics, electronic materials, and information software.

  It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

  3.

  Summary of Significant Accounting Policies

  a.

  Use of Estimates

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  b.

  Financial instruments

  Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

  c.

  Income Tax

  The Company accounts for income taxes under the provision of Statement of Financial Accounting Standards (“SFAS” No. 109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary; to reduce deferred income tax assets to the amount expected to be realized.

  d.

  Foreign Currency Translation

  The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of the ROC.  The Company’s functional currency is also NTD. The Company has adopted SFAS 52 in translating financial statement amounts from NTD to the Company’s reporting currency, United States dollars (“US$”). All assets and liabilities are translated at the current rate. The shareholders’ equity accounts are translated at appropriate historical rate. Revenue and expenses are translated at the weighted average rates in effect on the transaction dates.

  Foreign currency gains and losses, if any, are included in the Consolidated Statements of Operations as a component of other comprehensive income.

  e.

  Recently Issued Accounting Standards

  In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - an amendment of ARB No. 43, Chapter 4” (“SFAS 151”). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 152 “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67” (“SFAS 152”). This statement amends FASB Statement No. 66 “Accounting for Sales of Real Estate” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 “Accounting for Real Estate Time-Sharing Transactions” (“SOP 04-2”). SFAS 152 also amends FASB Statement No. 67 “Accounting for Costs and Initial Rental operations of Real Estate Projects” to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the

  Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In December 2004, the FASB issued SFAS No. 153, “Exchanges of No monetary Assets - an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 replaces the exception from fair value measurement in APB Opinion No.29 for no monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of no monetary assets that do not have commercial substance. A no monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. This statement has had no effect on the Company.

  In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143” (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation refers to a legal obligation to perform and asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for fiscal years that end after December 15, 2005. As such, the Company is required to adopt these provisions for the fiscal year ended December 31, 2005. This statement has had no effect on the Company.

  In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. This statement has had no effect on the Company.

  In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140” (“SFAS 155”). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. This statement has had no effect on the Company.

  In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. This statement has had no effect on the Company.

  In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15,  2007, and interim periods within those fiscal years. This statement has had no effect on the Company.

  In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s consolidated financial statements.

  In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (“SFAS 158”). SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended June 30, 2009. The Company is currently evaluating the impact of SFAS 158 on its financial statements.

  4.     Subsequent Event

  As Amber Optoelectronics Inc. the shell company had no revenue or expenses for the nine months ended September 30, 2007, the only difference for the pro forma financial statements is earnings / (loss) per share which would have been ($0.006) per share had the reverse acquisition been effected as of the beginning of the reporting period at January 1, 2007.

  5.

  Amended Financial Statements

  The management of the Company amended the Statements of Income and Cash Flows to recognize gain of settlement of debts for $1,020,816 and gain on asset disposal for $387,351 for the nine months ended September 30, 2007.

  The amendments of the financial statements for the interim period ended September 30, 2007 are as follows:

	As restated	As previously reported

Net Income / (Net Loss)	$ 1,335,360	$ (72,807)
Earnings per share	$ 0.15	$(0.01)

Retained Earnings	$ (33,703)	$ (33,703)

  EXHIBITS

  Exhibits for reference are included as follows:

  Exhibit Table of Contents

  3.1  CERTIFICATE OF INCORPORATION

  3.2  BY-LAWS OF THE COMPANY

  5.1  OPINION OF COUNSEL – FEBRUARY 11, 2008

  5.2  OPINION OF COUNSEL – FEBRUARY 13, 2008

  5.3  OPINION OF COUNSEL – MARCH 12, 2008

  5.4  OPINION OF COUNSEL, SECONDARY OFFERING  – MARCH 12, 2008

  10.1  AMBER OPTOELECTRONICS – LICENSING RIGHTS

  10.2  AMBER OPTOELECTRONICS – PURCHASE ORDERS & LETTERS OF INTENT

  10.21 Purchase Orders

  10.22  Letters of Intent

  10.3  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

  23.1  INDEPENDENT AUDITORS CONSENT

  23.2  INDEPENDENT AUDITORS LETTER

  3.1  Certificate of Incorporation

  State of Delaware

  Secretary of State

  Division of Incorporations

  Delivered 04:54 PM 01/05/2007

  FILED 03:15 PM 01/05/2007

  SAV 070016000 – 4280181 FILE

  CERTIFICATE OF INCORPORATION

  FIRST:  The name of this corporation shall be:  AMBER OPTOELECTRONICS, INC.

  SECOND:  Its registered office in the State of Delaware is to be located at 2711 Centerville

  Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is The Company Corporation.

  THIRD:  The purpose or purposes of the corporation shall be:

  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  FOURTH:  The Total number of shares of stock, which this corporation is authorized to issue,

  is Fifty Million (50,000,000) shares of common stock with a par value of $0.001.

  FIFTH: The name and address of the incorporator is as follows:

  The Company Corporation

  2711 Centerville Road

  Suite 400

  Wilmington, Delaware 19808

  SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

  SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for

  monetary damages for any breach of fiduciary duty by such director as a director.   Notwithstanding

  the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this

  Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

               IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January, 2006.

  The Company Corporation, Incorporator

      /S/

  By: _____________________________

  Name:  Sparkle Harding

  Assistant Secretary

        DE BC D:CERTIFICATE OF INCORPORATION – SHORT SPECIMEN 09/00-1 (DESHORT)

  3.2  By-laws of the Company

  BYLAWS OF

  AMBER OPTOELECTRONICS, INC.

  A Delaware Corporation

  ARTICLE I—Offices

  The principal office of the corporation shall be located in the State of New York in the

  County of Monroe, 2541 Monroe Ave. Suite 301, Rochester, New York 14618.  The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the

  Board of Directors.

  ARTICLE II—Shareholder

  Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00

  o'clock PM. on the Third Tuesday in the month of November in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

  Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of

  Directors, and shall be, called by the president at the request of the holders of not less than one-tenth 'of all the outstanding shares of the corporation, entitled to vote at the meeting.

  Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting' or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate anyplace as the place for such meeting. If no designation is made, or if a special meeting shall be called, otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

  Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting; and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be; delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation,

  with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

  Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of

  Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders,

  such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated

  period of the closing has expired.

  Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders;

  Section 7. Quorum. Fifty One Percent (51%) of the outstanding, shares of the company entitled to VOTE, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless, the vote of a greater number or voting by classes is required by law or the articles of incompany.

  Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

  Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

  Section 10. Voting of Shares by certain Holders; Neither treasury shares, nor shares of its own stock held by the company in a fiduciary capacity, nor shares held by another company if a majority of the shares entitled to vote for the election of Directors of such other company is held by this company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

  Shares standing in the name of another company may be voted by such officer, agent or proxy as the bylaws of such company may prescribe or, in the absence of such provision, as the

  Board of Directors of such company may determine.

  Shares held by an administrator, executor; guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share, into his or her name.

  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Section11. Informal Action by Shareholders.

  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of the shareholders.

  ARTICLE 111- Board of Directors

  Section 1. General Powers. The business and affairs of the company shall be managed by its

  Board of Directors, except as otherwise provided by statute or the articles of incompany.

  Section 2. Number, Tenure and Qualifications. The number of Directors of the company shall be not less than two nor more than five, unless a lesser number is allowed by statute.

  Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her,

  successor shall have been elected and qualified.

  Directors need not be residents of this state or shareholders of the company. Directors shall be removable in the manner provided by statute.

  Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the company.  Any vacancy occurring in the Board of

  Directors may be filled by the affirmative vote of a majority of the remaining, Directors though not Less than a quorum. A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office" Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

  Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

  Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

  Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be trans-

  acted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

  Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of

  Directors, but if less than such majority is present at a meeting, a majority of the

  Directors present may adjourn the meeting from time to time without further notice.

  Section 8. Manner of Acting. The act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

  Section 9. Compensation. By resolution of the Board of Directors, any director may be paid anyone or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefore.

  Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

  ARTICLE IV - Officers and Agents.

  Section 1. General. The officers of the company shall be president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the company shall be fixed by the Board of Directors . One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

  Section 2. Election and Term of Office. The officers of the company shall be elected by the

  Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

  Section 3. Removal. Any officer or agent may .be removed by the Board of Directors whenever in it's judgment the best interest of the company will be served thereby.

  Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the

  Board of Directors for the un-expired portion of the term.

  Section 5. President. The president shall:

  (a)  subject to the direction and supervision of the Board of Directors, be the chief executive officer of the company;

  (b)  shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and (c) the president shall have custody of the treasurer's bond, if any.

  Section 6. Vice Presidents. The vice presidents shall:

  (a)  assist the president, and

  (b)  shall perform such duties as may be assigned to them by the president or by the Board of Directors.

  Section 7. Secretary. The secretary shall:

  (a)  keep the minutes of the proceedings of the shareholders and the Board of Directors';

  (b)  see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

  (c)  be custodian of the corporate records and of the seal of the company and affix the seal to all documents when authorized by the Board of Directors;

  (d)  keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each,

  unless such a record shall be kept at the office of the company's transfer agent or registrar;

  (e) sign with the president, or a vice president, certificates for shares of the company,

  the issuance of which shall have been authorized by resolution of the Board of Directors;

  (f) have general charge of the stock transfer books of the company, unless the company has a transfer agent; and

  (g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to HIM or her by the president or by the Board of Directors.

  Section 8. Treasurer. The treasurer shall:

  (a  be the principal financial officer of the company;

  (b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

  (c) be the principal accounting officer of the company; and

  (d) have such other powers and perform such other duties as may be from time to time prescribed by the. Board of Directors or the president;

  ARTICLE - Stock

  Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the company by its president or a vice president and the secretary, and shall be sealed with the seal of the company, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

  Section 2. Consideration for Shares, Shares shall be issued for such consideration,

  expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

  Section 3. Transfer of Shares. Upon surrender to the company or to a transfer agent of the company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the: company to issue a new certificate to the person entitled,

  thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the company which shall be kept at its principal office, or by its registrar duly appointed.

  Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its

  discretion appoint one or more transfer agents,, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the company.

  ARTICLE VI: Indemnification of Officers and Directors

  Each director and officer of this company shall be indemnified by the company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she maybe made a party by reason of his or her being or he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

  VlI--Miscellaneous.

  Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incompany or by these bylaws, a waiver thereof in writing signed by the director,

  shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders meeting) by proxy, shall be equivalent to such notice.

  Section 2. Fiscal Year. The fiscal year of the company shall be as established by the Board of Directors.

  Section 3. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the company at any regular meeting of the Board or at any special meeting the purpose.

  APPROVED:

  DATED:  January 8, 2007

  /S/

  __________________________

  Director:  Shirley Diamond

  /S/

  __________________________

  Director:  Morris Diamond

  5.1  Opinion of Counsel – February 11, 2008

  Law Offices Of

  RICHARD S. LANE

  200 East 71st Street

  Suite 7C

  New York, NY 10021

  Phone (212) 737-8454 Fax (212) 737-3259

  February 11, 2008

  Mr. Paul Fischer, Staff Attorney

  Division of Corporate Finance

  United States Securities and Exchange Commission

  100 F Street, N.E.

  Washington, D.C. 20549

  RE: comment # 3 of the Pre-Effective Amendment regarding Amber Optoelectronics, Inc. SB-2, file # 333-147225

  Dear Mr. Fischer,

  This is in response to your comment # 2 regarding the above filing.

  Although the issuer is registering for resale 25,728,850 shares of outstanding common stock, this filing should be regarded as a secondary offering under Rule 415(a)(I). The selling shareholders are not underwriters selling on behalf of the issuer, as, among other things, they are not in the business of underwriting securities. Neither are the selling shareholders acting as a conduit for the issuer, nor are they acting as underwriters selling on behalf of the issuer.

  When and if the shareholders sell their shares, the proceeds received from such sale(s) will be for the benefit of the selling stockholders, and not for the benefit of the issuer.

  When rendering this opinion, I have also considered the relationship of the selling shareholders to the issuer, and the length of time each has held their shares. Please refer to the information set forth in the diagram on pages 2 and 10 Of Amendment and on page 7 on Amendment 3 herein of the SB-2.

  Thus, this should be regarded as a secondary offering, to be made on a delayed or continuous basis, under the foregoing rule.

  Very truly yours,

  /S/

  Richard S. Lane

  RSL:ai

  5.2  Opinion of Counsel – February 13, 2008

  Law Offices Of

  RICHARD S. LANE

  200 East 71st Street

  Suite 7C

  New York, NY 10021

  Phone (212) 737-8454 Fax (212) 737-3259

  February 13, 2008

  Mr. Paul Fischer, Staff Attorney

  Division of Corporate Finance

  United States Securities and Exchange Commission

  100 F Street, N.E.

  Washington, D.C. 20549

  Dear Mr. Fischer,

  Enclosed is my opinion of counsel (Exhibit 5.1), which has been revised in accordance with your comments numbered 59, 60 and 61:

  I have acted as counsel for Amber Optoelectronics (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form SB-2-A under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the 25,728,850  shares of the Company's common stock, $.001 par value, (the "Common Stock"). In addition to the foregoing, I have reviewed the appropriate sections of the General Corporation Law of the state of Delaware.

  I have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

  Based on the foregoing examination, I am of the opinion that all of the shares of Common Stock issuable pursuant to this Registration Statement are duly authorized and, when issued in accordance therewith, will be validly issued, fully paid and non-assessable.

  Further, I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No.3, to the Registration Statement.”

  In addition, I have amended the paragraph entitled “Legal Proceedings,” to now read as follows: “To the best of Counsel’s knowledge, the company is currently not a party to any pending material legal proceedings and no such action by or against the Company has been threatened.”

  Very truly yours,

  /S/

  Richard S. Lane

  RSL:ai

  5.3  Opinion of Counsel – March 12, 2008

  Law Offices Of

  RICHARD S. LANE

  200 East 71st Street

  Suite 7C

  New York, NY 10021

  Phone (212) 737-8454 Fax (212) 737-3259

           March 12, 2008

  Mr. Paul Fischer, Staff Attorney

  Division of Corporate Finance

  United States Securities and Exchange Commission

  100 F Street, N.E.

  Washington, D.C. 20549

  RE: Pre-Effective Amendment # 3 regarding Amber Optoelectronics, Inc.,

          file # 333-147225

  Dear Mr. Fischer,

  After review of D-29 of the manual of publicly Available Telephone Interpretations and Item 507 of Regulation S-K, I have revised my opinion letter to you dated February 11, 2008 by adding the following paragraphs to said letter:

  “The selling shareholder is the undersigned, Richard S. Lane. I am the attorney for the Issuer, prepared this SB-2 and/or assisted the Issuer in responding to your comments, which includes your comment # 2.

  I have been the attorney for the company since its incorporation in Delaware on January 5, 2007. In April 2007, I entered into an agreement with my client (the Issuer) to perform my legal services in this matter, in exchange for 100,000 shares, which represents .4% of the issuer’s issued and outstanding common stock. I have effectively owned said stock since then.

  I practice law on a full-time basis, and I am not in the business of underwriting securities. When and if I sell the said shares, it will be for my benefit, and not directly or indirectly for the benefit of the Issuer. I will not act as a conduit for the Issuer.”

  In addition to the foregoing, I have made the appropriate changes to reflect that there is only one selling shareholder listed in the SB-2.

  Very truly yours,

  /S/

  Richard S. Lane

  RSL:ai

  5.4  Opinion of Counsel, Secondary Offering  – March 12, 2008

  Law Offices Of

  RICHARD S. LANE

  200 East 71st Street

  Suite 7C

  New York, NY 10021

  Phone (212) 737-8454 Fax (212) 737-3259

  March 12, 2008

  Mr. Paul Fischer, Staff Attorney

  Division of Corporate Finance

  United States Securities and Exchange Commission

  100 F Street, N.E.

  Washington, D.C. 20549

  RE: Pre-Effective Amendment #3 regarding Amber Optoelectronics, Inc. SB-2 file # 333-147225

  Dear Mr. Fischer,

  This is my opinion relating Rule 415 to the above filing.

  Although the issuer is registering for resale 25,728,850 shares of outstanding common stock, this filing should be regarded as a secondary offering under Rule 415(a)(I). The selling shareholder is not an underwriter selling on behalf of the issuer, as, among other things, he is not in the business of underwriting securities. Neither is the selling shareholder acting as a conduit for the Issuer, nor is he acting as an underwriter selling on behalf of the Issuer.

  When and if the shareholder sells his shares, the proceeds received from such sale will be for the benefit of the selling stockholder, and not for the benefit of the Issuer.

  When rendering this opinion, I have also considered the relationship of the selling shareholder to the issuer, and the length of time he has held their shares.

  Thus, this should be regarded as a secondary offering, to be made on a delayed or continuous basis, under the foregoing rule.

  The selling shareholder is the undersigned, Richard S. Lane. I am the attorney for the Issuer, and prepared this SB-2 and/or assisted the Issuer in responding to your comments, which includes your comment # 2.

  I have been the attorney for the company since its incorporation. In April 2007; I entered into an agreement with my client (the Issuer) to perform my legal services in this matter, in exchange for 100,000 shares, which represents .4% of the Issuer’s issued and outstanding shares of common stock. I have effectively owned said stock since then.

  I practice law on a full-time basis, and I am not in the business of underwriting securities. When and if I sell the said shares, it will be for my benefit, and not directly or indirectly for the benefit of the Issuer. I will not act as a conduit for the Issuer.

  Very truly yours,

  /S/

  Richard S. Lane

  RSL:ai

  10.1  Amber Optoelectronics – Licensing Rights

  Note:  This agreement originated as a Chinese and English document.  For EDGAR purposes the text English version is being filed. The Chinese text is available and will be provided upon request.

  LICENSING RIGHTS

  Covering the following Registered Patents;

Name of Patents	Patent Number	Date registered	Place registered	Country of patent	Patent holder
Light Source Device of Side Emitting Back Light Module	M305912	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Source Device of Backlight Module	M305911	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Guide Plate	M300824	11/11/2006	Rep. of China	Taiwan, China	Yeh-He Lo
TV Reception modular Device	M298295	9/21/2006	Rep. of China	Taiwan, Spain, China, France, Germany	Yi-Hsiang
Connecting device between Back -lighting bulb and wire	M298070	9/21/2005	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang
Side-Emitting light source for Back -lighting module	#95216477	9/15/2006	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Yi-Hs

  In consideration and the sum of $2.00 and conditions set forth herein Yeh-He Lo and Yi-Hsiang, Grants Exclusively to the undersigned the Rights to utilize the technology so described in the above stated patents.

  Exclusive Production And Distribution Rights Are Granted To:

  AMBER OPTOELECTRONICS INC.

  2283 Argentia Road, Unit 10, P.O. Box 8

  Mississauga, Ontario Canada  L5N 5Z2

  Territory:

  Canada, China, United States of  America,  Mexico, Egypt, El Salvador, Estonia, Finland, France, Germany, Greece, Guatemala, Haiti, Hong Kong, Hungary, India, Indonesia, Iran Ireland, Israel, Italy, Japan, Korea (South), Latvia, Lebanon, Malaysia, Moldova, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Peru, Poland, Portugal, Romania, Saudi Arabia, Singapore, Slovak, Slovenia, South Africa, Spain, Sri Lanka, Sudan, Sweden, Switzerland, Taiwan, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, Venezuela, Yugoslavia.

  Conditions:

  Under this License, the licensor, within twelve months or less proceed to produce the products.

  Upon the establishment of the production plant and the commencement of operation, The Patent Holders, or upon their demise, their heirs or Estate shall receive as a Royalty Payment the sum of  Two (2) Percent of the  Net Profit of each item marketed using this technology. Royalty or Licensing Fee Payment  is payable on all material processed and shipped to end user. The calculation of payment due shall be taken on a quarterly basis and payment to be made within 30 days without exception.

  This Licensing agreement shall be governed by the Laws of Taiwan and

  Signed, Sealed, Witnessed and Accepted: this 7th day of January 2007.

  Yeh-He Lo

  ___/S/_____

  _____________________

  Patent Holder

  Jia Jun Chen

     Amber Optoelectronics Inc.

  ___/S/___

  /S/

  ____________________

                   ______________________

  Patent Holder

     George Parselias,

     Secretary/Treasurer/Director/

  Chih Chi  Cheng

  ___/S___

  _____________________

  Witness

   10.2  Amber Optoelectronics – Purchase Orders & Letters of Intent

  Amber Optoelectronics has a very healthy customer base.  One of Europe’s largest suppliers of LCD screens, Advanced Technology Solutions (Poland) has solicited Amber Optoelectronics for the production of 15”, 17”, 26”, 32” and 42” LCD screens to begin production in Feb 2008. The fulfillment of this contract alone will result in $100M in additional sales per year on a multi-year term.

Purchase Orders - On File
Customer	Description	Qty/Mth	Qty/Year	Unit	Sales
				Price
Adv. Tech. Sol.	15" LCD	10,000	120,000	$105	$12,600,000
Image Power	15" LCD	5,000	60,000	$105	$6,300,000
Image Power	17" LCD*	5,000	60,000	$125	$7,500,000
Well Vision	17" LCD*	10,000	120,000	$125	$15,000,000
Total		30,000	360,000		$41,400,000

LOI’s
Customer	Description	Qty/Mth	Qty/Year	Unit	Forecast
				Price
Adv. Tech. Sol.	19 W/LCD*	10,000	120,000	$135	$16,200,000
Adv. Tech. Sol.	26" LCD*	2,000	24,000	$230	$5,520,000
Adv. Tech. Sol.	32" LCD*	10,000	120,000	$330	$39,600,000
Adv. Tech. Sol.	42" LCD*	5,000	60,000	$520	$31,200,000
Total		27,000	324,000		$92,520,000

  Please note that copies of the above are included for reference and the Purchase Orders are based on monthly or quarterly order quantities.

  l

  10.21

    Purchase Orders

  IMAGE POWER Technology Corp

  Address:   NO.8-1 Lane 740, Bo-ai st., Jubei City,

     Hsinchu Country, 302, Taiwan(ROC)

  TEL: 886-3-555-1328

  FAX : 886-3-555-5432

  Purchase Order

  PO: 970122001

  Date: 97.01.22

  Customer: Amber Optoelectronics Inc

  Tel: 02-2674-2339

  Contact Person: Peter

  Fax : 02-2201-0945

  Type

  Size

  Standard

  Price/USD

  Quantity

  Remark

  150MS04

   15'

  A

  105

  5000

  Date of

  170MSOl

   17'

  A

  125

  5000

  delivery

  97. 03. 30

  Total(USD)

  1150000 USD

  5%Tax(USD)

  57500 USD

  Amount(USD)

  1207500 USD

  Rate

  NTD

  IMAGE POWER Technology Corp  Ricky Zhu

  Advanced Technology Solutions

  Taipei-IPO

                  Tel. +886-2-2346-7771

  Purchase Order

  Document number:

  08012101

  Order to Amber Optoelectronics Inc.

  Terms of payment:

  2283 Argentia Ad., Unit #10, Mississauga,

  Ontario LSNSZ2, Canada

  Term of delivery: By end of March 2008

  Attention:  Jack Chen

  Date:

      21.Jan.,2008

  Page: 1/1

  Your No:

  ,

  Goods to be delivered to:

  To be determined Later.

  Transport instruction:

  Your Number:

  Item

  Model/ Article/ Type number

  Quantity

  Price/unit

  Curr.

  Amount       ETD

  01

  ABO 15" TFT -LCD Module

  10K

  105

  USD

  1,050,000

  USD      1,050,000

  PLEASE ISSUE YOUR P.I.'s AND CONFIRM THE EXACT DELIVERY SCHEDULE

  Bank: Creditanstalt Vienna, BLZ 11 000, Account 0946-59554/00, SWIFT: CABVATWW

  ATU 50058805

  FN 195729m

  WELL VISION CO., LTD.

  6F, No 58, Sec 2, Nanjing E, Rd, Zhongshan District

  Taipei City 104, Taiwan

  TEL:  886-2-25818207   FAX: 886-2-25811283

  PURCHASE ORDER

  DATE:  01/28/2008

  NO:

    P0970002

  TO:

  AMBER OPTOELECTRONICS INC.

  2283 Argentia Road, Unit #10, Mississauga, Ontario L5N 5Z2 Canada

  TEL:  886-2-26742339

  FAX:  886-2-22010945

  NO.

  DESCRIPTION

  UNIT PRICE

       QUANTITY

  AMOUNT

     (USD)

      (USD)

  1

  SHARP 17” TFT LCD MODULE

       $125

          10,000

  $1,250,000

  TOTAL

  $1,250,000

   (FOB Hong Kong)

  1.

  Delivery 2008/04/30

  2.

  Payment by irrevocable L/C at sight.

  3.

  DOA:  30 days.

  4.

  Quality guarantee:  according to the Incoming Inspection Standard.

  5.

  the price should be reconfirmed before delivery.

  Seller’s Signature

  Buyer’s Signature

  For and behalf of

  WELL VISION CO., LTD.

          /S/

          /S/

  __________________________

  __________________________

                   Authorized Signature

  10.22  Letters of Intent

  Letter of Intent

  Between

  IMAGE POWER Technology Corp.

  And

  Amber Optoelectronics Inc.(ABO)

  The above parties are in agreement of the following:

  1.

  IMAGE will purchase TFT-LCD(Full Panel) from ABO based on the terms and conditions of the following:

  2.

  Size

      Quantity/Month

  15”"

  5000

  17"

  5000

  3.

  Price will be set on the mutually agreed Purchase Order at the time of issuance.

  4.

  IMAGE will place quarterly orders (every 3 months).

  5.

  Payment: IMAGE will issue Letter of Credit to ABO based on the average exchange rate for the day between New Taiwan Dollars and U.S. Dollars at the time of issuance. The effective date will be the final date of delivery of the products.

  6.

  The method of delivery, delivery schedule, delivery place, and quality assurance will be determined by each Purchase Order at the time of issuance.

  Agreed and accepted on this 22nd day of January, 2008 by:

  /S/

  /S/

  ___________________________

  ___________________________

  Ricky Zhu

  Jack Chen

  NO. 8-1 Lane 740,  Bo-ai st.,

  Amber Optoelectronics Inc

  Jubei City,  Hsinchu Country,

  2283 Argentia Road, Unit #10

  302, Taiwan(ROC)

  Mississauga, Ontario L5N5Z2

  Canada

  Letter of Intent

  Between

  Advanced Technology Solutions (A TS)

  And

  Amber Optoelectronics Inc. (ABO)

  The above parties are in agreement of the following:

  1.

  ATS will purchase TFT'-LCD (Full Panel) from ABO based on the terms and conditions of the following:

  2.

  Size

  Quantity/month

  Quality

  15"

  10k

  A, A-

  19" W

  10k

  A, A-

  26"

  2k

  A, A-

  32"

  10k

  A, A-

  42"

  5k

  A, A-

  3.

  Price will be set on the mutually agreed Purchase Order at the time of issuance.

  4.

  ATS will place quarterly orders (every 3 months).

  5.

  Payment: ATS will issue Letter of Credit to ABO based on the average exchange rate for the day between New Taiwan Dollars and U.S. Dollars at the time of issuance. The effective date will be the final date of delivery of the products.

  6.

  The method of delivery, delivery schedule, delivery place, and quality assurance will be determined by each Purchase Order at the time of issuance.

  Agreed and accepted on this 21st day of January, 2008 by:

  /S/

  /S/

  _____________________________

  ______________________________

  Cheng Chung Tsai

  Jack Chen

  Advanced Technology Solutions .

  Amber Optoelectronics Inc.

  16-1F.,No.161, Song De Rd.,

  2283 Argentia Rd., Unit #10

  Taipei 11085, Taiwan R.O.C.

  Mississauga, Ontario LSNSZ2, Canada

  Letter of Intent

  Between

  WELL VISION CO., LTD

  And

  AMBER OPTOELECTRONICS INC.

  The above parties are in agreement of the followings:

  1.

  WELL VISION will purchase TFT- LCD (full panel) from ABO based on the terms and conditions of the following:

  2.

   Size

  Quantity/month

  Quality

    17"

          10K

  IIS

  3.

  Price will be set on the mutually agreed Purchase Order at the time of issuance.

  4.

  WELL VISION will place quarterly orders (every 3 months).

  5.

  Payment: WELL VISION will issue Letter of Credit to ABO based on the average exchange rate for the day between New Taiwan Dollars and U.S. Dollars at the time of issuance. The effective date will be the final date of delivery of the products.

  6.

  The method of delivery, delivery schedule, delivery place, and quality assurance will be determined by each Purchase Order at the time of issuance.

  Agreed and accepted on this 21st day of January, 2008 by:

  /S/

  /S/

  _____________________________

  ____________________________________

  Jack Chen

  WELL VISION CO., LTD.

  AMBER OPTOELECTRONICS INC.

  6F., No.58, Sec. 2, Nanjing E. Rd., Zhongshan

  2283 Argentia Road, Unit #10, Mississauga,

  District, Taipei City 104, Taiwan

  Ontario L5N5Z2 Canada

  10.3  Visionary Investment Group Inc. – Consultant’s Agreement

  VISIONARY INVESTMENT GROUP INC.

  4631 Heritage Hills Blvd., Mississauga, Ontario, Canada L5R1N4

  TEL: (416) 524-5088

  PRODUCT AWARENESS AGREEMENT

  This will confirm the agreement between VISIONARY INVESTMENT GROUP INC. (hereinafter referred to as (VIGI) and KERRIE ACQUISITION CORP. (hereinafter referred to as (Amber) pursuant to which VIGI agrees to provide product awareness assistance on behalf of Amber, effective as of the signing date hereto;

  The terms and conditions of the agreement are as follows.

  1. VIGI agrees that they will:

  (a)  Conduct day-to-day introductions regarding the Amber line of products to corporate manufacturers of electronic devices.

  (b)   Assist in distributing all product information, brochures and schematics as requested by potential customers.

  2. As compensation for the services to be provided by VIGI to Amber pursuant to Section 1, Amber agrees to pay to VIGI a monthly retainer of $5,000.00 in US Dollars for a period of twelve months.

  3, Amber will reimburse VIGI for all day to day out-of-pocket expenses incurred in connection with the performance of the services rendered by VIGI thereunder.  Such expenses shall be billed by VIGI on a periodic basis and paid by Amber upon receipt of such invoices.  Out-of-Pocket expenses shall include, but not be limited to, all travel and courier expenses and any such reasonable expenses pertaining to the advancement of the product line.  Expense amounts greater than $500.00 is to be submitted in written format to Amber for approval, prior to the expenditure.

  4. This agreement shall commence on the signing of this agreement and shall continue unless terminated by Amber or VIGI on not less than Thirty (30) days written notice. VIGI shall be entitled to all fees and disbursements up to the end of the notice period.

  5. This Agreement may not be amended or modified except in writing nor may it be assigned without the prior consent of each party in writing. This Agreement represents the entire understanding between both parties, and all prior discussions and negotiations are merged into it.

  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the

  Federal Laws of Canada applicable therein.

  The foregoing correctly sets out our Agreement and Contract and this shall constitute a binding agreement between all parties.

  Signed, Sealed and Accepted in Mississauga, Ontario, Canada, this 9th day of January, 2007.

  AMBER OPTOELECTRONICS INC.

  VISIONARY INVESTMENT GROUP INC.

  /S/

  /S/

  _______________________________

  ________________________________

  John Campana, President

  Lawrence Lilly, President

  Authorized to bind the company

  23.1  Independent Auditors Consent

  ROTENBERG & Co. LLP

  Certified Public Accountants

   585.295.2400  585.296.2150 (fax)

             1870 Wlnton Road South .Rochester; NY 14618 .www.rotenbergllp.com

  INDEPENDENT AUDITORS' CONSENT

  To the Board of Directors

   and Stockholders

  Amber Optoelectronics Inc.

  Delaware

  We consent to the use in this Registration Statement of Amber Optoelectronics Inc. on the

  Amendment Number 4 to Form SB-2 on Form S-1 of our report dated October 29, 2007, on the consolidated balance sheets of Amber Optoelectronics Inc. as of December 31, 2006 and 2005, and

  the consolidated statements of stockholders’ equity, operations and cash flows for the years then ended, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this

  Registration Statement.

  /S/  Rotenberg & Co.. LLP

  Rotenberg & Co.. LLP

  Rochester, New York

   March 11, 2008

  23.2  Independent Auditors Letter

  ROTENBERG & Co. LLP

  Certified Public Accountants

        585.295.2400  585.296.2150 (fax)

  1870 Wlnton Road South .Rochester; NY 14618 .www.rotenbergllp.com

  We have reviewed the changes in the accounting treatment in regards to gains from settlement of debt for $ 1,020,816 and asset disposal for $ 387,351 in the amended financial statements by the management of Amber Optoelectronics Inc., for the interim period ended September 30, 2007 in the Amendment No. 3 to Form SB-2 on Form S-1 filed on March 4, 2008.

  The amendments of the financial statements for the interim period ended September 30, 2007 are as follows:

	As restated	As previously reported

Net Income / (Net Loss)	$ 1,335,360	$ (72,807)
Earnings per share	$ 0.15	$(0.01)

Retained Earnings	$ (33,703)	$ (33,703)

  The management of the Company originally reported these gains from settlement of debt and asset disposal as a credit directly to the retained earnings instead of reporting them in the statement of operations.

  Such amendment is necessary for a fair presentation of the financial statements in accordance with the generally accepted accounting principles in the United States of America.

  Based on our review, we concur with the above mentioned amendments.

  /s/ Rotenberg & Co., LLP

  Rochester, New York

  Rotenberg & Co., LLP

    March 10, 2008

  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on AMENDMENT NO. 4 TO FORM SB-2 on FORM S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mississauga, Ontario, Canada on March 13, 2008

  Amber Optoelectronics, Inc.

  By:              /s/

                                                                                        Carman McClelland,

  Chief Executive Officer

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                    /s/

  Carman McClelland

  Chief Executive Officer

  Dated: March 13, 2008

                  /s/

  John Campana

  President

  Dated: March 13, 2008

                  /s/

  George Parselias

  Secretary, Treasurer,

  Dated: March 13, 2008

  Chief Financial Officer